Exhibit 99.1

For Immediate Release	News Release

Contacts:
Media	Russell Schweiss	904-357-9158
Investors	Beth Johnson	904-357-9136

Rayonier Advanced Materials Reports Second Quarter Results
JACKSONVILLE, Fla., July 30, 2014 - Rayonier Advanced Materials Inc. (NYSE:RYAM) today reported financial results for the second quarter of 2014.
On June 27, 2014, Rayonier Advanced Materials Inc. (the "Company") was spun-off from Rayonier Inc. The Company’s financial statements for the three and six months ended 2014 were prepared on a “carve-out” basis, reflecting an allocation of costs incurred by its former parent company. The carve-out financials are not indicative of the expected cost structure or future financial results of Rayonier Advanced Materials as an independent company.
“With the spin-off completed, we will now focus our attention on pursuing long-term growth opportunities, expanding our specialty chemical business, and increasing shareholder value,” said Paul G. Boynton, Chairman, President and CEO.
Financial Summary
The following table summarizes the second quarter and year-to-date results for 2014 and 2013, respectively:

(millions of dollars, except earnings per share)	2Q14		2Q13		2Q14 YTD		2Q13 YTD
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Net income	$5	$0.11	$49	$1.16	$36	$0.84	$129	$3.06
One time separation & legal costs, net	25	0.59	2	0.05	27	0.64	2	0.05
Reversal of reserve related to the taxability of the CBPC	(5)	(0.11)	—	—	(5)	(0.11)	—	—
Tax benefit due to exchange of AFMC for CBPC	—	—	—	—	—	—	(19)	(0.45)
Pro forma net income	$25	$0.59	$51	$1.21	$58	$1.37	$112	$2.66

EBITDA	$24		$85		$88		$188
One time separation & legal costs	36		3		39		3
Pro forma EBITDA	$60		$88		$127		$191

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

Second quarter and year-to-date 2014 sales of $213 million and $456 million were $42 million and $83 million below the prior year periods, respectively, reflecting the previously announced lower cellulose specialties prices and the timing of sales orders. Pro forma operating income of $43 million and $89 million for the three and six months ended 2014 were $32 million and $73 million below the prior year periods, respectively, due to the decline in sales as well as continued higher wood, energy and depreciation costs. Year-to-date results also reflect additional manufacturing costs related to equipment issues at the Jesup plant.
Capital Structure
On May 22, 2014, the company issued $550 million ten-year senior notes at an interest rate of 5.5% in a private placement with institutional investors. Prior to separation from Rayonier Inc., the Company also secured additional financing through a five-year $110 million term loan, a seven-year $290 million term loan and a five-year $250 million revolving credit facility. Available liquidity as of June 28, 2014 totaled $243 million in cash and debt facilities.
Outlook
Committed cellulose specialties sales volumes for 2014 remain consistent with 2013, despite the previously announced loss of volume from a 2013 customer. The Company continues to seek the previously targeted 30,000 tons of incremental cellulose specialties volumes, but intends to feather this into the market only as it is ready to be absorbed. Additionally, through the first half of 2014, costs have exceeded budgeted projections and will likely remain somewhat elevated through the remainder of the year. The higher costs and continued inability to place the incremental tons will cause the Company to be approximately 25 percent below 2013 segment EBITDA, or 10 percentage points below the previous guidance.

"As the market remains in transition, we will continue to focus on operational excellence and build stronger partnerships with our customers. Going forward, as the market grows, our newly converted line positions us well to grow with future demand and diversify without additional investment," stated Boynton.

Note Regarding Use of Non-GAAP Financial Measures
In this earnings release, the company presents certain non-GAAP financial information, including pro forma net income, pro forma operating income, pro forma diluted net income per share, EBITDA and pro forma EBITDA. Because these amounts are not in accordance with GAAP, reconciliations to amounts in accordance with GAAP are included in schedules at the end of this earnings release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company’s performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

Further Information
A conference call will be held on Wednesday, July 30, 2014 at 10 a.m. EDT to discuss these results. Presentation materials and access to the live webcast will be available at www.rayonieram.com. Investors may also choose to access the conference call by dialing (800) 857-7003, password: Rayonier Advanced Materials. A replay of this webcast will be available on the Company’s website shortly after the call.
About Rayonier Advanced Materials
Rayonier Advanced Materials is the leading global supplier of high-purity, cellulose specialties products, a natural polymer for industrial and consumer uses. Working closely with its customers, the company engineers natural polymeric chemical chains to create dozens of customized high-purity performance fibers at its plants in Florida and Georgia. Rayonier Advanced Materials intellectual property and manufacturing processes have been developed over 85 years, resulting in unique properties and very high quality and consistency. The Company’s plants can produce up to 675,000 metric tons of cellulose specialties products for use in a wide range of industrial and consumer products such as filters, cosmetics and pharmaceuticals. Rayonier Advanced Materials is consistently ranked among the nation’s top 50 exporters and delivers products to approximately 75 ports around the world, serving customers in 20 countries across five continents. More information is available at www.rayonieram.com.

Forward-Looking Statements
Certain statements in this document regarding anticipated financial, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Material’s future events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," estimate," "believe," "intend,” "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to, competitive pressures in the markets in which we operate; risks associated with customer concentration, raw material and energy prices; risks associated with international operations; changes in global economic conditions; the Chinese dumping duties imposed on commodity viscose; litigation with the Altamaha Riverkeeper relating to our permitted Jesup, Georgia effluent discharge; the effect of current and future environmental laws and regulations; potential impact of future tobacco-related restrictions; potential for additional pension contributions; labor relations with the unions representing our hourly employees; the effect of weather and other natural conditions; transportation cost and availability; the failure to attract and retain key personnel; the

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

failure to develop new ideas and protect our intellectual property; uncertainties related to the availability of additional financing to us in the future and the terms of such financing; risks associated with product liability claims; the inability to make or effectively integrate future acquisitions; our inability to engage in certain corporate transactions; any failure to realize expected benefits from our separation from Rayonier Inc.; risks associated with our debt obligations; and uncertainties relating to general economic, political, business, industry, regulatory and market conditions.
Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Form 10 Registration Statement. Rayonier Advanced Materials assumes no obligation to update these statements except as required by law.

# # #

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

RAYONIER ADVANCED MATERIALS INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
June 28, 2014 (unaudited)
(millions of dollars, except per share information)

	Three Months Ended			Six Months Ended
	June 28,	March 31,	June 30,	June 28,	June 30,
	2014	2014	2013	2014	2013
NET SALES
Cellulose specialties	200.7	206.4	233.1	407.1	480.0
Absorbent materials	0.2	10.2	19.9	10.4	57.2
Commodity viscose and other	11.6	26.9	1.2	38.5	2.2
Total net sales	$212.5	$243.5	$254.2	$456.0	$539.4
COST OF SALES	160.2	188.7	169.8	348.9	357.7
GROSS MARGIN	52.3	54.8	84.4	107.1	181.7
Selling and general expenses	9.0	8.2	9.1	17.2	18.7
Other operating expense (a)	37.1	3.2	3.7	40.3	4.0
OPERATING INCOME	6.2	43.4	71.6	49.6	159.0
Interest expense	(3.2)	—	—	(3.3)	—
INCOME BEFORE INCOME TAXES	3.0	43.4	71.6	46.3	159.0
Income tax benefit (expense) (b)	1.6	(12.4)	(22.6)	(10.8)	(30.0)
NET INCOME	4.6	31.0	49.0	35.5	129.0
EARNINGS PER COMMON SHARE
BASIC EARNINGS PER SHARE	$0.11	$0.73	$1.16	$0.84	$3.06
DILUTED EARNINGS PER SHARE	$0.11	$0.73	$1.16	$0.84	$3.06

Pro forma net income per share (c)	$0.59	$0.78	$1.21	$1.37	$2.66

Weighted Average Common
Shares used for determining (d)
Basic EPS	42,176,565	42,176,565	42,176,565	42,176,565	42,176,565
Diluted EPS	42,178,462	42,176,565	42,176,565	42,177,503	42,176,565
(a) Other expenses primarily consist of one-time separation and legal costs.
(b) Income tax expense for the three and six months ended June 28, 2014 includes a $4.8 million tax benefit from the reversal of reserve related to the taxability of the CBPC. Income tax expense for the six months ended June 28, 2013 includes a $19 million tax benefit from the exchange of the AFMC for the CBPC.
(c) Pro forma net income per share is a non-GAAP measure. See Schedule C for a reconciliation to the nearest GAAP measure.

(d)
On June 27, 2014, 42,176,565 shares of our common stock were distributed to Rayonier Inc. stockholders in conjunction with the separation. For comparative purposes, we have assumed this amount to be outstanding as of the beginning of each period prior to the separation in the calculation of Basic Earnings Per Share.

A

RAYONIER ADVANCED MATERIALS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
June 28, 2014 (unaudited)
(millions of dollars)

	June 28,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$19.6	$—
Other current assets	245.3	246.1
Property, plant and equipment, net	857.6	846.3
Other assets	102.5	27.9
	$1,225.0	$1,120.3
Liabilities and Stockholders' (Deficit) Equity
Current maturities of long-term debt	$8.4	$—
Other current liabilities	120.2	79.8
Long-term debt	940.5	—
Non-current liabilities for disposed operations	84.9	—
Other non-current liabilities	109.8	72.2
Total stockholders' (deficit) equity	(38.8)	968.3
	$1,225.0	$1,120.3

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
June 28, 2014 (unaudited)
(millions of dollars)

	Six Months Ended
	June 28, 2014	June 30, 2013
Cash provided by operating activities:
Net income	$35.5	$129.0
Depreciation and amortization	38.2	28.8
Other items to reconcile net income to cash provided by operating activities	30.4	(46.5)
Changes in working capital and other assets and liabilities	(1.1)	4.9
	103.0	116.2
Cash used for investing activities:
Capital expenditures	(50.7)	(70.2)
Jesup plant cellulose specialties expansion	—	(100.2)
Other	(13.2)	18.9
	(63.9)	(151.5)
Cash (used for) provided by financing activities:
Changes in debt, net of issuance costs	937.1	—
Net payments from (to) Parent	(956.6)	35.3
	(19.5)	35.3
Cash and cash equivalents:
Change in cash and cash equivalents	19.6	—
Balance, beginning of year	—	—
Balance, end of period	$19.6	$—

B

RAYONIER ADVANCED MATERIALS INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
June 28, 2014 (unaudited)
(millions of dollars except per share information)

EBITDA (a):
	Three Months Ended		Six Months Ended
	June 28, 2014	June 30, 2013	June 28, 2014	June 30, 2013
Net income	$4.6	$49.0	$35.5	$129.0
Depreciation and amortization	17.5	13.7	38.2	28.8
Interest, net	3.2	—	3.3	—
Income tax (benefit) expense	(1.6)	22.6	10.8	30.0
EBITDA	$23.7	$85.3	$87.8	$187.8

One-time separation and legal costs	36.3	3.0	39.1	3.0
Pro forma EBITDA	$60.0	$88.3	$126.9	$190.8

ADJUSTED FREE CASH FLOW (b):
	Six Months Ended
	June 28, 2014	June 30, 2013
Cash provided by operating activities	$103.0	$116.2
Capital expenditures (c)	(50.7)	(70.2)
Tax benefit due to exchange of AFMC for CBPC	—	(19.0)
Adjusted Free Cash Flow	$52.3	$27.0

PRO FORMA OPERATING INCOME AND NET INCOME (d):

	Three Months Ended						Six Months Ended
	June 28, 2014		March 31, 2014		June 30, 2013		June 28, 2014		June 30, 2013
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Operating income	$6.2		$43.4		$71.6		$49.6		$159.0
One-time separation and legal costs	36.3		2.8		3.0		39.1		3.0
Pro forma operating income	$42.5		$46.2		$74.6		$88.7		$162.0

Net income	$4.6	$0.11	$31.0	$0.73	$49.0	$1.16	$35.5	$0.84	$129.0	$3.06
One-time separation and legal costs, net of tax	25.0	0.59	2.0	0.05	1.9	0.05	27.0	0.64	1.9	0.05
Reversal of reserve related to the taxability of the CBPC	(4.8)	(0.11)	—	—	—	—	(4.8)	(0.11)	—	—
Tax benefit due to exchange of AFMC for CBPC	—	—	—	—	—	—	—	—	(19.0)	(0.45)
Pro forma net income	$24.8	$0.59	$33.0	$0.78	$50.9	$1.21	$57.7	$1.37	$111.9	$2.66

(a) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") is defined by the Securities and Exchange Commission. Pro Forma EBITDA is defined as EBITDA adjusted for one-time separation and legal costs.
(b) Adjusted Free Cash Flow is defined as cash provided by operating activities adjusted for capital expenditures excluding strategic capital and subsequent tax benefits to exchange the AFMC for the CBPC. Adjusted Free Cash Flow is a non-GAAP measure of cash generated during a period that is available for dividend distribution, repurchase of the Company's common stock, debt reduction and strategic acquisitions. Adjusted Free Cash Flow is not necessarily indicative of the Adjusted Free Cash Flow that may be generated in future periods.
(c) Capital expenditures exclude strategic capital. For the six months ended June 28, 2014, strategic capital totaled $12.7 million for the purchase of timber deeds. For the six months ended June 30, 2013, strategic capital totaled $100.2 million for the Jesup plant cellulose specialties expansion.
(d) Pro Forma Operating Income is defined as operating income adjusted for one-time separation and legal costs. Pro Forma Net Income is defined as net income adjusted for one-time separation and legal costs, net of tax, and for tax benefits from the reversal of reserve related to the taxability of the CBPC and the subsequent tax benefits to exchange the AFMC for the CBPC.

C